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                                  Exhibit 10.3

                      SECOND AMENDMENT TO COMMERCIAL LEASE

THIS AMENDMENT is dated July 31, 2000, between GBF PARTNERS ("Landlord") and NEOWARE SYSTEMS, INC. ("Tenant").

                                   BACKGROUND
                                   ----------

         Tenant is the successor by merger to Human Design Systems, Inc. ("HDS"). Landlord and HDS entered into the Commercial Lease, dated August 8, 1994, and amended by Agreement to Amend Lease, dated August 8, 1994, respecting approximately 21,670 square feet of space in Landlord's building located at 400 Feheley Drive, King of Prussia, Pennsylvania (as so amended, the "Lease").

         Landlord and Tenant now desire to amend the Lease as hereinafter provided. Capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings given to such terms in the Lease.

                                    AGREEMENT
                                    ---------

         For valuable consideration and intending to be legally bound hereby, Landlord and Tenant agree as follows:

         A. The Lease is hereby amended as follows:

                  1. In Section 1.05, the date "September 30, 2000" is deleted and is replaced by the date "September 30, 2005."

                  2. In Section 1.11, the numeral "25" is deleted and is replaced by the numeral "28."

                  3. Commencing October 1, 2000, and for the remainder of the Lease Term, the rental herein reserved shall be payable on the following basis:

                     One Hundred Fifty-One Thousand Six Hundred
                     Ninety Dollars ($151,690.00) per annum from October 1, 2000 to September 30, 2001, payable monthly in advance on the first day of each and every month in equal installments of Twelve Thousand Six Hundred Forty Dollars and Eighty-Three Cents ($12,640.83);

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                     One Hundred Fifty-Five Thousand Four Hundred
                     Eighty-Two Dollars and Twenty-Five Cents
                     ($155,482.25) per annum from October 1, 2001 to September 30, 2002, payable monthly in advance on the first day of each and every month in equal installments of Twelve Thousand Nine Hundred Sixty-Five Dollars and Eighty-Five Cents ($12,965.85);

                     One Hundred Fifty-Nine Thousand Three
                     Hundred Sixty-Nine Dollars and Thirty Cents
                     ($159,369.30) per annum from October 1, 2002 to September 30, 2003, payable monthly in advance on the first day of each and every month in equal installments of Thirteen Thousand Two Hundred Eighty Dollars and Seventy-Seven Cents ($13,280.77);

                     One Hundred Sixty-Three Thousand Three
                     Hundred Fifty-Three Dollars and Thirty-Five
                     Cents ($163,353.35) per annum from October
                     1, 2003 to September 30, 2004, payable
                     monthly in advance on the first day of each and every month in equal installments of Thirteen Thousand Six Hundred Twelve Dollars and Seventy-Nine Cents ($13,612.79);

                     One Hundred Sixty-Seven Thousand Four
                     Hundred Thirty-Seven Dollars and Twenty
                     Cents ($167,437.20) per annum from October
                     1, 2004 to September 30, 2005, payable
                     monthly in advance on the first day of each and every month in equal installments of Thirteen Thousand Nine Hundred Fifty-Three Dollars and Ten Cents ($13,953.10).

                  4. Section 3.02 is deleted.

                  5. Section 3.03(b) is deleted.

                  6. Furthermore, anything else in the Lease to the contrary notwithstanding, Landlord and Tenant agree as follows:

                           a. Landlord hereby affirms its obligation (i) to
maintain and repair, at Landlord's sole cost and expense and without reimbursement by Tenant, in whole or in part, the roof, building structure and boiler system servicing the entire Project, and (ii) to keep the Property watertight and free of leaks.

                           b. The temporary demising wall originally constructed
by Tenant shall be replaced by Tenant, at its sole cost and expense, with a permanent wall meeting all applicable building code requirements, within one hundred eighty (180) days after the date of this Amendment. Such wall, together with all other leasehold improvements made by Tenant to the Property during the Lease Term and which have been approved by Landlord, but not Tenant's trade fixtures, equipment and personal property, shall remain part of the Project and shall not be removed by Tenant upon the expiration or earlier termination of the Lease Term.

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                           c. Tenant's pro rata share, for purposes of
determining Tenant's contribution to Landlord on account of various costs incurred by Landlord in maintaining, repairing and operating the Project as to which the Lease provides for Tenant's contribution, shall be fifty percent (50%). In particular, to the extent Landlord deems it necessary to repave the front parking lot of the Project, Tenant shall be obligated to reimburse Landlord for Tenant's pro rata share of the cost thereof. B. As amended by this Amendment, the Lease is ratified and confirmed, with Landlord and Tenant agreeing that any conflict between the Lease and this Amendment is to be resolved in favor of this Amendment, which shall take priority. IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment the date first above written.

                                         NEOWARE SYSTEMS, INC.


                                         By: __________________________________
                                                  Title:


                                         GBF PARTNERS


                                         By: __________________________________
                                             George Shapiro, General Partner


                                         By: __________________________________
                                             Bruce Shapiro, General Partner


                                         By: __________________________________
                                             Fred Shapiro, General Partner


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